Exhibit 1
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                                JOINT FILING AGREEMENT
                                -----------------------

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, $.01 par value, of Michael Foods, Inc., f/k/a
North Star Universal, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 15, 1997.




                                        /s/ Jeffrey J. Michael
                                        ----------------------------
                                        Jeffrey J. Michael



                                        3J2R LIMITED PARTNERSHIP

                                        /s/ Jeffrey J. Michael
                                        ----------------------------
                                        By: Jeffrey J. Michael
                                        Managing General Partner